UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2006
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
10590 West Ocean Air Drive, Suite 200, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 3, 2006, Santarus, Inc. (“Santarus”) entered into a Service Agreement with Ventiv Commercial Services, LLC (d/b/a inVentiv Commercial Services, LLC) (“inVentiv”). Under the Service Agreement, inVentiv will provide sales support to promote Santarus’ Zegerid® brand pharmaceutical products in the United States through 140 full-time sales representatives, four full-time regional training administrative managers, one full-time project manager and one half-time national project director, all of which will be employees of inVentiv. Santarus will recognize the revenue from Zegerid brand product sales generated by the promotional efforts of inVentiv.
     In consideration for inVentiv’s services under the Service Agreement, Santarus will pay to inVentiv a fixed monthly fee, subject to adjustment based on actual staffing levels. During the term of the Service Agreement, a portion of inVentiv’s management fee will be subject to forfeiture and credited to Santarus in the event inVentiv does not achieve specified performance targets, including targets related to the initial scale-up activities, turnover and vacancy rates, and specified sales goals. In addition, under the Service Agreement, Santarus is obligated to reimburse inVentiv for approved pass-through costs, which are anticipated to primarily include bonus, meeting and travel costs, as well as other promotional costs.
     The initial term of the Service Agreement expires on December 1, 2008. Santarus has the right to extend the term of the Service Agreement for up to two additional one year terms, subject to agreement on compensation terms with inVentiv. Prior to the first anniversary of the deployment of inVentiv’s initial project team, Santarus may terminate the Service Agreement upon payment to inVentiv of a termination fee in a specified amount, which amount will vary depending on the date of such termination. Santarus may terminate the Service Agreement at any time after the one year anniversary of the deployment of inVentiv’s initial project team without paying a termination fee. In addition, either party may terminate the Service Agreement upon an uncured material breach by the other party or upon bankruptcy or insolvency of the other party. inVentiv may also terminate the Service Agreement if Santarus fails to make timely payment under the Service Agreement.
     The Service Agreement is being filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Service Agreement is qualified in its entirety by reference to such exhibit.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1+	Service Agreement, dated as of November 3, 2006, by and between Santarus, Inc. and Ventiv Commercial Services, LLC (d/b/a inVentiv Commercial Services, LLC).

+	Application has been made to the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SANTARUS, INC.

Date: November 7, 2006	By:	/s/ Gerald T. Proehl

	Name:	Gerald T. Proehl
	Title:	President and Chief Executive Officer

EXHIBIT INDEX
10.1+	Service Agreement, dated as of November 3, 2006, by and between Santarus, Inc. and Ventiv Commercial Services, LLC (d/b/a inVentiv Commercial Services, LLC).

+	Application has been made to the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.